EXHIBIT 11

                       Calculation of Earnings per Share

                                                         Three Months
                                                        Ended March 31,
                                                   ------------------------
                                                      1998          1999
                                                   ----------    ----------
Numerator:

Net income                                         $    104      $     73
Preferred stock dividends                                --            --
                                                   --------      --------

Numerator for basic earnings per share -
income available to common shareholders                 104            73

Effect of dilutive securities:

Preferred stock dividends                                --            --
                                                   --------      --------
Interest on unpaid preferred stock dividends             --            --
                                                   --------      --------
                                                         --            --
                                                   --------      --------

Numerator for dilutive earnings per share -
income available to common shareholders after
assumed conversion                                      104            73

Denominator:

Denominator for basic earnings per share -
weighted-average shares                              10,918        11,027

Effect of dilutive securities:

Employee stock options and warrants                     333           310

Dilutive potential common shares
Denominator for diluted earnings per share -
Adjusted weighted-average shares and
assumed conversion                                   11,251        11,337
                                                   ========      ========

Basic earnings per share                           $   0.01      $   0.01
                                                   ========      ========

Diluted earnings per share                         $   0.01      $   0.01
                                                   ========      ========